UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 13, 2018

Till Capital Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-37402	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Continental Building Crawford House, 50 Cedar Avenue Hamilton, HM11, Bermuda
(Address of Principal Executive Offices) (Zip Code)

(208) 635-5415
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 10, 2018, the Board of Directors of Till Capital Ltd. (“Till”) approved the voluntary delisting of Till’s restricted voting shares from the Nasdaq Capital Market (“Nasdaq”) and the subsequent voluntary deregistration of Till’s restricted voting shares with the U.S. Securities and Exchange Commission (the “SEC”).

Accordingly, on April 13, 2018, Till notified Nasdaq and issued a press release announcing that it intends to file a Form 25 with the SEC to voluntarily delist its restricted voting shares on or about April 23, 2018 and to file a Form 15 to deregister its restricted voting shares with the SEC on or about May 3, 2018.

A copy of the press release, dated April 13, 2018, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

          (d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Till Capital Ltd.

Date: April 13, 2018	By:	/s/ BRIAN P. LUPIEN
Brian P. Lupien
Chief Financial Officer